UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   FORM 8-K



                                CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    Date of Report:  February 9, 1996




                      ELECTRONIC SYSTEMS TECHNOLOGY INC.
                         (A Washington Corporation)

                         Commission File no. 2-92949-S
                  IRS Employer Identification no. 91-1238077

                           415 N. Quay St. #4
                          Kennewick  WA  99336
                  (Address of principal executive offices)


     Registrant's telephone number, including area code:(509) 735-9092
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ITEM 5.  OTHER EVENTS

In preparation of year end financial statements, bad debt expense will be incurred in the amount of $57,204 for amounts owed to the Company by Diversified Engineering, of Richmond, Virginia. Due to lack of payment on the part of Diversified Engineering, it was considered necessary by Management to increase the Company's allowance for uncollectible accounts to cover the contingency of nonpayment by Diversified.

The Company's products, with a value of $57,204, were provided to Diversified in the summer of 1995 for installation in a water treatment plant project. To date the Company has not received any payments. The Company has retained counsel, and is examining legal options to expedite collection. Management believes the amount owed the Company is collectible due to a performance bond held by Diversified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

T.L. KIRCHNER

By: T.L. Kirchner
President
Date: FEB. 09 1996